Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10K of Frawley Corporation (the “Company”) for the period ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael P. Frawley as Chief Executive Officer and Chief Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Company.

/s/ Michael P. Frawley

Name: Michael P. Frawley

Title: Chief Executive Officer and Chief Financial Officer

Date: August 20, 2012

This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.